EXHIBIT 32

SECTION 1350 CERTIFICATIONS

            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his or her capacity as an officer of MSB Financial, Inc. (the "Registrant") that the Quarterly Report of the Registrant on Form 10-QSB for the period ended September 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period

Date: October 30, 2003	/s/ Charles B. Cook Charles B. Cook President and Chief Executive Officer
Date: October 30, 2003	/s/ Elaine R. Carbary Elaine R. Carbary Chief Financial Officer